Exhibit 24.1

The AES Corporation (the “Company”)

Power of Attorney

                The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint Victoria D. Harker and Brian A. Miller and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Company’s Form S-4 and any and all amendments and supplements thereto.  This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

Name	Title	Date

Chairman of the Board and Director
Richard Darman

December 7, 2007
/s/ Paul Hanrahan	President, Chief Executive Officer
Paul Hanrahan	(Principal Executive Officer) and Director

December 7, 2007
/s/ Kristina M. Johnson	Director
Kristina M. Johnson

December 7, 2007
/s/ John A. Koskinen	Director
John A. Koskinen

/s/ Philip Lader	Director	December 7, 2007
Philip Lader

/s/ John H. McArthur	Director	December 7, 2007
John H. McArthur

/s/ Sandra O. Moose	Director	December 7, 2007
Sandra O. Moose

/s/ Philip A. Odeen	Director	December 7, 2007
Philip A. Odeen

/s/ Charles O. Rossotti	Director	December 7, 2007
Charles O. Rossotti

/s/ Sven Sandstrom	Director	December 7, 2007
Sven Sandstrom